                                                                  EXHIBIT 10.13



                             AMENDMENT NUMBER THREE
                         TO LOAN AND SECURITY AGREEMENT


         THIS AMENDMENT NUMBER THREE TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated effective as of February 14, 2000, is entered into by and among Grant Geophysical, Inc., a Delaware corporation ("Borrower"), Foothill Capital Corporation, a California corporation ("Foothill"), and Elliott Associates, L.P., a Delaware limited partnership ("EALP"), in light of the following:

         WHEREAS, Borrower, EALP and Foothill are parties to that certain Loan and Security Agreement (including any and all amendments, the "Loan and Security Agreement"), dated as of May 11, 1999, as amended by Amendment Number One to Loan and Security Agreement, dated to be effective as of August 13, 1999, by and among Borrower, Foothill and EALP, and Amendment Number Two to Loan and Security Agreement, dated to be effective as of September 23, 1999, by and among Borrower, Foothill and FALP; and

         WHEREAS, Borrower has requested that certain provisions of the Loan and Security Agreement be amended, so as to provide for the following:

              (a) an increase in the revolving credit commitment of Foothill from $6,000,000 to $10,000,000, subject to the limitations contained in the Loan and Security Agreement, as amended;

              (b) a readvance of principal under the FCC Term Loan such that the aggregate outstanding principal balance as of the date of this Amendment will be $11,500,000, to be evidenced by an amendment and restatement of the FCC Term Note, including a revised amortization schedule and the deferral of the principal payments that otherwise would be due and payable on February 1, 2000, and March 1, 2000; and

              (c) a temporary modification of the definition of "Eligible Domestic Accounts" to allow (i) certain Designated Account Debtors to represent up to 40% in the aggregate of all Eligible Accounts and (ii) either of two such Designated Account Debtors to represent up to 25% of all Eligible Accounts on an individual basis.

         WHEREAS, subject to the conditions set forth in this Amendment, Borrower, Foothill, and EALP have agreed to amend the Loan and Security Agreement as set forth below.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions, and provisions as hereinafter set forth, the parties hereto agree as follows:

         1. DEFINITIONS. Initially capitalized terms used herein have the meanings defined in the Loan and Security Agreement unless otherwise defined herein.

         2.       AMENDMENTS.

         2.01 ADDITIONS TO SECTION 1.1 OF THE LOAN AND SECURITY AGREEMENT.
Section 1.1 of the Loan and Security Agreement is hereby amended by adding the following definition of "Third Amendment to Loan and Security Agreement" to such section in the appropriate alphabetical order, such definition to read in its entirety as follows:

                  "'Third Amendment to Loan and Security Agreement' means that certain Amendment Number Three to Loan and Security Agreement, dated to be effective as of February 14, 2000, by and among Borrower, Foothill and EALP."

         2.02 AMENDMENT OF EXISTING DEFINITIONS CONTAINED IN SECTION 1.1 OF THE LOAN AND SECURITY AGREEMENT.

              (a) Subsections (i) and (j) of the definition of "Eligible Domestic Accounts" are hereby amended and restated to read in their entirety as follows:

                        "(i)  Accounts with respect to which either of the
                  Designated Account Debtors is the Account Debtor, to the extent that (i) during the period commencing January 1, 2000, and extending through March 31, 2000, the Accounts owed by either of such Designated Account Debtors exceed twenty-five percent (25%) of all Eligible Accounts, or (ii) from and after April 1, 2000, the Accounts owed by either such Designated Account Debtors exceed twenty percent (20%) of all Eligible Accounts;

                         (j) Accounts with respect to which either of the Designated Account Debtors is the Account Debtor, to the extent that (i) during the period commencing January 1, 2000, and continuing through March 31, 2000, the aggregate amount of all such Accounts of the Designated Account Debtors exceeds forty percent (40%) of all Eligible Accounts, or (ii) from and after April 1, 2000, the aggregate amount of all such Accounts of the Designated Account Debtors exceeds thirty-five (35%) of all Eligible Accounts;"

              (b) The definition of "Maximum Revolving Amount" is hereby amended and restated to read in its entirety as follows:

                  ""Maximum Revolving Amount" means Ten Million Dollars ($10,000,000.00)."

              (c) The definition of "Reference Rate" is hereby amended and restated to read in its entirety as follows:

                  ""Reference Rate" means the variable rate of interest, per annum, most recently announced by Wells Fargo Bank, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution."

         2.04 AMENDMENT OF SECTION 2.1(X)(1) OF THE LOAN AND SECURITY AGREEMENT. Section 2.1(x)(1) of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

                   "(x)  the least of:

                         (1)  Ten Million Dollars ($10,000,000.00), or"

         2.05 AMENDMENT AND RESTATEMENT OF SECTION 2.3 OF THE LOAN AND SECURITY AGREEMENT. Effective as of the date hereof, Section 2.3 of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

                   "2.3  FCC TERM LOAN.

                         (a) General. Foothill has agreed to make a term loan (the "FCC Term Loan") to Borrower in the stated principal amount not to exceed Eleven Million Five Hundred Thousand Dollars ($11,500,000.00). The FCC Term Loan shall be repaid in twenty-six monthly installments, and one final installment, of principal in the following amounts:

         ======================================================================
                     Month                        Installment Amount
         ======================================================================
         April 1, 2000, through May 1, 2002        $363,260.00/month
         ======================================================================
         May 11, 2002                              The outstanding principal
                                                   balance of the FCC Term Loan
         ======================================================================

         Each such principal installment shall be due and payable on the first day of each month commencing April 1, 2000, and continuing on the first day of each succeeding month until and including the date on which the unpaid balance of the FCC Term Loan is paid in full. The outstanding principal balance and all accrued and unpaid interest under the FCC Term Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. Subject to Section 3.6, the unpaid principal balance of the FCC Term Loan may be prepaid in whole or in part at any time during the term of this Agreement upon 30 days prior written notice by Borrower to Foothill, all such prepaid amounts to be applied to the installments due on the FCC Term Loan in the inverse order of their maturity. All amounts outstanding under the FCC Term Loan shall constitute Obligations.

                         (b) Prepayment Upon Disposition of Eligible Equipment. Except as otherwise expressly permitted by Section 7.4 of this Agreement, Borrower shall prepay the FCC Term Loan in an amount equal to the net proceeds of any disposition of Eligible Equipment, regardless of whether such disposition is permitted under Section 7.4 of this Agreement (but without approving any such disposition not otherwise expressly permitted under Section 7.4 of this Agreement).The mandatory prepayment shall be due and payable immediately upon the corresponding disposition of

         Eligible Equipment. Mandatory prepayments shall be applied to installments under the FCC Term Loan in inverse order of maturity.

                         (c) FCC Term Note. The FCC Term Loan shall be evidenced by that certain Second Amended and Restated Secured Promissory Note, dated February 14, 2000, in the original principal amount of $11,500,000.00, executed by Borrower, payable to the order of Foothill, the form of which is attached as Exhibit A to the Third Amendment to Loan and Security Agreement (together with any and all renewals, extensions and modifications thereof, the "FCC Term Note")."

         2.06 REPLACEMENT OF SCHEDULE C-1 OF THE LOAN AND SECURITY AGREEMENT. Schedule C-1 of the Loan and Security Agreement is hereby amended and restated in its entirety to read as set forth in Schedule C-1 to this Amendment, and all references in the Loan and Security Agreement to Schedule C-1, or any information set forth therein, shall hereinafter be deemed to be references to Schedule C-1 as so amended and restated.

         3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon fulfillment of the following conditions, in each case to the satisfaction of Foothill:

              (a) a counterpart of this Amendment shall be executed by Borrower and delivered to Foothill;

              (b) a counterpart of this Amendment shall be executed by EALP and delivered to Foothill;

              (c) each of AST, GGC and GGII shall reaffirm its obligations under the Loan Documents to which it is a party, pursuant to an instrument in form and substance satisfactory to Foothill;

              (d) Borrower shall execute and deliver to Foothill the "FCC Term Note" in the form attached hereto as Exhibit A;

              (e) Foothill shall have received an Officer's Certificate, duly executed by Borrower in form and substance satisfactory to Foothill;

              (f) Borrower shall pay all fees and expenses required to be paid by Borrower pursuant to Section 6.03 of this Amendment; and

              (g) an interest payment equal to the accrued and unpaid interest in respect of the prior FCC Term Note to February 14, 2000.

         4.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.

         4.01 REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Foothill as follows:

              (a) the execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate action of Borrower and do not and will not require any registration with, consent or approval of, notice to or action by, any Person in order to be effective and enforceable;

              (b) the execution, delivery and performance by Borrower of this Amendment will not violate the articles of incorporation, bylaws or any other agreement to which Borrower is a party or by which the property of Borrower may be bound;

              (c) the Loan and Security Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, without defense, counterclaim or offset;

              (d) the representations and warranties contained in the Loan and Security Agreement (as amended by this Amendment) and each other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate to only a prior specified date;

              (e) Borrower is in full compliance with all covenants and agreements contained in the Loan and Security Agreement, as amended by this Amendment, and all such covenants and agreements are, and shall remain, in full force and effect; and

              (f) no Default or Event of Default is continuing as of the date hereof, nor shall any Default or Event of Default occur as a result of the execution and delivery hereof, or the Borrower's performance of the obligations herein or under the Loan and Security Agreement, as amended hereby.

         4.02 COVENANTS OF BORROWER. Within fifteen days of the date hereof, Borrower shall, or shall cause each of GGBL, PTGI and SSGI to reaffirm its obligations under each Loan Document to which it is a party. The failure of Borrower, GGBL, PTGI or SSGI, as applicable, to comply with any portion of the requirements of this Section 4.02 shall constitute an "Event of Default" pursuant to Section 8 of the Loan and Security Agreement, as amended by this Amendment.

         5. AGREEMENT OF EALP. EALP hereby joins in this Amendment for the purpose of consenting to the terms hereof. EALP hereby agrees that all terms, covenants and provisions of the Loan and Security Agreement and the other Loan Documents are, and shall remain, in full force and effect, including (without limitation) the subordination provisions set forth at Section 17.16 of the Loan and Security Agreement and EALP's guaranty of the Obligations of Borrower (other than the EALP Term Loan) pursuant to the EALP Guaranty, which EALP Guaranty is hereby acknowledged and reaffirmed with respect to all Obligations of Borrower (other than the EALP Term Loan) arising pursuant to the Loan and Security Agreement and other Loan Documents, as amended and/or increase by this Amendment.

         6.   MISCELLANEOUS.

         6.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made herein and in the Loan and Security Agreement shall survive the execution and delivery of this Amendment, and no investigation by Foothill or any closing shall affect the representations and warranties or the right of Foothill to rely upon them.

         6.02 REFERENCE TO LOAN AGREEMENT. The Loan and Security Agreement, as amended hereby, and all other Loan Documents, whether now or hereafter executed and delivered, are hereby amended so that any reference to the Loan and Security Agreement shall mean a reference to the Loan and Security Agreement, as amended by this Amendment.

         6.03 EXPENSES OF FOOTHILL AND WAIVER FEE. In consideration of Foothill's execution and delivery of this Amendment, Borrower shall pay to Foothill an amendment fee in the amount of $60,000, which fee shall be earned by Foothill and shall be due and payable upon the execution by Foothill of a counterpart of this Amendment. In addition to such waiver fee and as provided in the Loan and Security Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Foothill in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the costs and fees of Foothill's legal counsel and appraiser, and all costs and expenses incurred by Foothill in connection with the enforcement or preservation of any rights under the Loan and Security Agreement, as amended hereby, or any other Loan Document.

         6.04 SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         6.05 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of Foothill and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Foothill.

         6.06 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         6.07 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         6.08 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

         6.09 FINAL AGREEMENT. THE LOAN AND SECURITY AGREMENT, AS AMENDED HEREBY, AND THE OTHER LOAN DOCUMENTS REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AND SECURITY AGREEMENT, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND FOOTHILL.

         6.10 RELEASE. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS (AS DEFINED IN THE LOAN AND SECURITY AGREEMENT) OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM FOOTHILL. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES FOOTHILL, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST FOOTHILL, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY OBLIGATIONS (AS DEFINED IN THE LOAN AGREEMENT), INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE MAXIMUM RATE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AND SECURITY AGREEMENT OR ANY AGREEMENT, DOCUMENT OR INSTRUMENT ENTERED INTO IN CONNECTION THEREWITH.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS HEREOF, this Amendment has been executed and delivered as of the date first set forth above.

                                    GRANT GEOPHYSICAL, INC.,
                                    a Delaware corporation


                                    By:
                                        ------------------------------------
                                        Richard Ward,
                                        President



                                    FOOTHILL CAPITAL CORPORATION,
                                    a California corporation, as Agent and
                                    as a Lender


                                    By:
                                        ------------------------------------
                                    Name:
                                          ----------------------------------
                                    Title:
                                           ---------------------------------


                                    ELLIOTT ASSOCIATES, L.P.
                                    a Delaware limited partnership


                                    By:
                                        ------------------------------------
                                        Paul E. Singer,
                                        General Partner

                                  Schedule C-1
                                       To
                          Loan and Security Agreement

                          Commitments on Closing Date


                                                                          Percent of   Pro Rata
Lender                                Facility               Amount        Facility      Share
------                                --------               ------        --------      -----


Foothill Capital Corporation          Revolving Facility   $10,000,000       100%         34%

Foothill capital Corporation          FCC Term Loan        $11,500,000       100%         40%

Elliott Associates, L.P.              EALP Term Loan       $ 7,500,000       100%         26%
                                                           -----------                   ----
Total                                                      $29,000,000                   100%

                                   EXHIBIT A

                            (FORM OF FCC TERM NOTE)

                          SECOND AMENDED AND RESTATED
                            SECURED PROMISSORY NOTE


$11,500,000.00                                           Boston, Massachusetts
                                                         February 14, 2000

         FOR VALUE RECEIVED, GRANT GEOPHYSICAL, INC., a Delaware corporation ("Borrower"), promises to pay to the order of FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), at its offices at 11111 Santa Monica Boulevard, Suite 1500, California 90025-3333, or at such other place or places as Foothill may from time to time designate in writing, the principal sum of Eleven Million Five Hundred Thousand and No/100 Dollars ($11,500,000.00), plus interest in the manner and upon the terms and conditions set forth below. This Second Amended and Restated Secured Promissory Note (this "Note") is made pursuant to that certain Loan and Security Agreement (as amended, the "Loan Agreement"), dated as of May 11, 1999, among Borrower, the lending entities from time to time party thereto (together with their respective successors and assigns, the "Lenders"), and Foothill, as agent for the Lenders (the "Agent"), the provisions of which are incorporated herein by this reference, and evidences the FCC Term Loan, as defined and described in the Loan Agreement. Capitalized terms herein, unless otherwise noted, shall have the meaning set forth in the Loan Agreement.

1.0      SCHEDULE OF PAYMENTS; RATE AND PAYMENT OF INTEREST; PREPAYMENT.

            1.1 Except to the extent this Note may become due and payable earlier in accordance with the Loan Agreement, this Note shall be due and payable as follows:

            (a) twenty-six (26) equal successive monthly installments of principal of Three Hundred Sixty-Three Thousand Two Hundred Sixty Dollars and No/100 ($363,260.00), each on the first day of each month, beginning April 1, 2000, and continuing through and including
         May 1, 2002;

            (b) accrued interest on the principal balance from time to time remaining unpaid, payable monthly on the first day of each and every month, beginning March 1, 2000; and

            (c) a final principal installment equal to the unpaid principal balance of this Note on May 11, 2002, together with accrued interest on the principal balance remaining unpaid.

            1.2 Prepayment may be made under this Note in whole or in part, subject to the provisions of Section 3.6 set forth in the Loan Agreement. Notwithstanding anything herein to the contrary, in the event that the Loan Agreement is terminated by Borrower, by Foothill or by any other person at any time, then the entire unpaid principal balance of this Note, together with all accrued and unpaid interest hereon, shall become immediately due and payable in full on the effective date of such termination, without presentment, notice or demand of any kind.

            1.3 Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be at the rate of one and one-half (1-1/2) percentage points above the Reference Rate (as hereinafter defined), computed on the basis of a 360-day year; provided, however, upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), interest shall accrue on the outstanding principal balance of this Note at a default rate (the "Default Rate") of five and one-half (5-1/2) percentage points above the Reference Rate, and shall be payable on demand. "Reference Rate" means, for any day, the rate of interest per annum (over a year of 360 days) announced by Wells Fargo Bank, National Association, or any successor thereto (the "Bank"), from time to time, as its "base rate" (or any successor thereto) in effect on such day. The Reference Rate is not necessarily the lowest rate charged by the Bank. The applicable rate of interest assessed hereunder will be increased or decreased from time to time hereafter in an amount equal to any increase or decrease hereafter made by the Bank in the Reference Rate. A change in the Reference Rate shall be effective automatically and immediately on the occurrence of such change.

2.0      EVENTS OF DEFAULTS; REMEDIES.

            2.1 The occurrence of an Event of Default under the Loan Agreement shall constitute a default by Borrower under this Note (hereinafter an "Event of Default").

            2.2 Upon the occurrence of any Event of Default hereunder, the Lenders and the Agent shall have all rights and remedies as may be provided under the Loan Agreement or applicable law.

3.0      GENERAL PROVISIONS.

            3.1 Borrower warrants and represents to the Agent and the Lenders that Borrower has used and will continue to use the loans and advances represented by this Note solely for proper business purposes, and consistent with all applicable laws and statutes.

            3.2 This Note is secured by the Collateral described in the Loan Agreement.

            3.3 Borrower waives presentment, demand and protest, notice of protest, notice of presentment, notice of intention to accelerate, notice of acceleration, and all other notices and demands in connection with the enforcement of the Lenders', Foothill's or the Agent's rights hereunder or under the Loan Agreement, except as specifically provided and called for by this Note or the Loan Agreement, and hereby consents to, and waives notice of, the release, addition, or substitution, with or without consideration, of any collateral or of any person liable for payment of this Note or any other Obligation. Any failure of the Lenders or the Agent to exercise any right available hereunder, under the Loan Agreement or otherwise shall not be construed as a waiver of the right to exercise the same or as a waiver of any other right at any other time.

            3.4 If this Note is not paid when due or upon the occurrence of an Event of Default, Borrower further promises to pay all costs of collection, foreclosure fees, attorneys' fees and expert witness fees incurred by the Lenders or the Agent, whether or not suit is filed hereon, and the fees, costs and expenses as provided in the Loan Agreement.

            3.5 It is the intent of the parties to comply with applicable usury laws (the "Applicable Usury Law"). Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such documents require the payment or permit the collection of interest in excess of the Maximum Interest Rate, then in any such event (1) the provisions of the paragraph shall govern and control, (2) neither Borrower nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Interest Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, at Foothill's option, and (4) the effective rate of interest shall be automatically reduced to the Maximum Interest Rate. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law, (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the Maximum Interest Rate shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such loan; and (y) in the event that the effective rate of interest on the loan should at any time exceed the Maximum Interest Rate, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Foothill from time to time, if and when the effective interest rate on the loan otherwise falls below the Maximum Interest Rate, until the entire amount of interest which would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Borrower further agrees that should the Maximum Interest Rate be increased at any time hereafter because of a change in the Applicable Usury Law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the Maximum Interest Rate be decreased because of a change in the Applicable Usury Law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

            3.6   Subject to the applicable provisions of the Loan
Agreement, Foothill may at any time transfer this Note and Foothill's rights in any or all collateral securing this Note, and Foothill thereafter shall be relieved from all liability with respect to such collateral arising after the date of such transfer.

            3.7 This Note shall be binding upon Borrower and its legal representatives, successors and assigns. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Note shall be prohibited by or invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provision of this Note.

            THIS NOTE HAS BEEN DELIVERED FOR ACCEPTANCE BY FOOTHILL IN BOSTON, MASSACHUSETTS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE COMMONWEALTH OF MASSACHUSETTS, AS THE SAME MAY FROM TIME TO TIME BE IN EFFECT, INCLUDING, WITHOUT LIMITATION, THE UNIFORM COMMERCIAL CODE AS ADOPTED IN MASSACHUSETTS. BORROWER HEREBY (i) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN SUFFOLK COUNTY, MASSACHUSETTS OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS NOTE; (ii) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (iii) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST FOOTHILL OR ANY OF FOOTHILL'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE IN ANY COURT OTHER THAN ONE LOCATED IN SUFFOLK COUNTY, MASSACHUSETTS; AND (iv) IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS NOTE. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR IMPAIR FOOTHILL'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR FOOTHILL'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR BORROWER'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.


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

         This Note amends, modifies, restates and replaces, but does not extinguish the indebtedness evidenced by, that certain Amended and Restated Secured Promissory Note, dated September 23, 1999, executed by Borrower and payable to the order of Foothill in the original stated principal amount of $11,637,500.00 (the "Prior Note"), which Prior Note, in turn, amended, modified, increased, restated and replaced, but did not extinguish the indebtedness evidenced by, that certain Secured Promissory Note, dated May 11, 1999, executed by Borrower and payable to the order of Foothill in the original stated principal amount of $11,500,000.00. All rights, titles, liens, security interests and agreements securing or benefiting the Prior Note are preserved, maintained and carried forward to secure and benefit this Note.


                                      GRANT GEOPHYSICAL, INC.,
                                      a Delaware corporation


                                      By:
                                          -----------------------------------
                                          Richard Ward,
                                          President


                                      "Borrower"

                                      Federal Taxpayer Identification
                                      Number:  76-0548468

                                      Address:
                                      16850 Park Row
                                      Houston, Texas  77084


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